                         SCHEDULE 14A INFORMATION
             Proxy Statement Pursuant to Section 14(a) of the
                      Securities Exchange Act of 1934

Filed by Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11 or
    Section 240.14a-12
                               STANHOME INC.
___________________________________________________________
             (Name of Registrant as Specified In Its Charter)

___________________________________________________________
                (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-
    6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
    0-11.

      1)  Title of each class of securities to which transaction applies:
      ______________________________________________________

      2)  Aggregate number of securities to which transaction applies:
      ______________________________________________________

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1
      ______________________________________________________

      4)  Proposed maximum aggregate value of transaction:
      ______________________________________________________

1Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:
      ______________________________________________________

      2)  Form, Schedule or Registration Statement No.:
      ______________________________________________________

      3)  Filing Party:
      ______________________________________________________

      4)  Date Filed:
      ______________________________________________________

                               STANHOME INC.
                            333 WESTERN AVENUE
                      WESTFIELD, MASSACHUSETTS  01085
                 ________________________________________

                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              April 27, 1995


      Notice is hereby given that the Annual Meeting of Stockholders of Stanhome Inc. will be held at the principal executive offices of the Company at 333 Western Avenue, Westfield, Massachusetts 01085, at 10:00 a.m. on Thursday, April 27, 1995, for the following purposes:

      1.  To elect four Class III Directors for a three-year term.

      2. To ratify the appointment by the Board of Directors of Arthur Andersen LLP as independent accountants for 1995.

      3. To take action with respect to the proposed Stanhome Inc. Non-Employee Director Stock Plan.

      4. To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

      Stockholders of record as of the close of business on March 1, 1995 will be entitled to vote at the Annual Meeting and any postponement or adjournment thereof.

                                     By Order of the Board of Directors,

                                     BRUCE H. WYATT, Clerk


Westfield, Massachusetts
March 17, 1995

                 ________________________________________

                                 IMPORTANT



      All Stockholders are cordially invited to attend the meeting. Whether or not you plan to attend in person, you are urged to complete, date, and sign the enclosed Proxy card and return it promptly in the envelope provided. This will assure your representation and a quorum for the transaction of business at the meeting. If you do attend the meeting, you may vote in person, if you desire to do so, even if you had returned a Proxy card.

                               STANHOME INC.

                              PROXY STATEMENT

                                                            March 17, 1995


                  SOLICITATION AND REVOCATION OF PROXIES

      The accompanying Proxy is solicited by the Board of Directors for use at the Annual Meeting of Stockholders of Stanhome Inc. (the "Company") to be held at 10:00 a.m. on Thursday, April 27, 1995, at the principal executive offices of the Company, 333 Western Avenue, Westfield, Massachusetts 01085. Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Clerk, at or before the 1995 Annual Meeting of Stockholders (the "Annual Meeting"), a written notice of revocation bearing a later date than the Proxy; (ii) duly executing and submitting a subsequent Proxy relating to the Annual Meeting; or (iii) voting in person at the Annual Meeting (although attendance at the Annual Meeting will not, in and of itself, constitute a revocation of a Proxy). Any written notice revoking a Proxy should be sent to Bruce H. Wyatt, Clerk, Stanhome Inc., 333 Western Avenue, Westfield, Massachusetts 01085.

      The expense of solicitation of Proxies will be borne by the Company. The Company has retained Morrow & Co., New York, New York, to aid in the solicitation of Proxies. It is estimated that the cost of these services will be approximately $5,000 plus expenses. Proxies will be solicited by personal interview, mail, and telephone. Brokerage houses, other custodians, and nominees will be asked whether other persons are the beneficial owners of the Common Stock, par value $.125 per share, together with the associated common stock purchase rights (the "Common Stock") which they hold of record, and, if so, they will be supplied with additional copies of the Proxy and Proxy materials for distribution to such beneficial owners. The Company will, in addition, reimburse parties holding shares of Common Stock in their names or in the names of their nominees for their reasonable expenses in sending Proxies and Proxy materials to the beneficial owners of the shares of Common Stock (the "Stockholders").

      The matters to be considered and acted upon at the Annual Meeting are referred to in the preceding Notice. If the enclosed Proxy is properly executed and returned to the Company, all shares represented thereby will be voted as indicated thereon.

      The address of the Company's principal executive offices is 333 Western Avenue, Westfield, Massachusetts 01085, U.S.A. This Proxy Statement and the accompanying Proxy card are being mailed on or about March 17, 1995 to each Stockholder of record as of the close of business on March 1, 1995.

                               ANNUAL REPORT

      The Annual Report to Stockholders of the Company for the year ended December 31, 1994, including the financial statements for the 1994 fiscal year, is to be accompanied by this Proxy Statement and mailed on or about March 17, l995 to each Stockholder of record as of the close of business on March 1, 1995.

              VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

      On March 1, 1995, there were outstanding 18,971,780 shares of the Common Stock, which is the only class of stock outstanding and entitled to vote at the Annual Meeting and any postponement or adjournment thereof.
The holders of such shares will be entitled to cast one vote for each share held of record as of the record date. To the best knowledge of the Company, the only beneficial owners of more than 5% of the Company's Common Stock as of December 31, 1994 were as follows:

                                          Amount and
                                          nature of
Title of       Name and address of        beneficial        Percent of
Class           beneficial owner          ownership (1)        Class
Common Stock   Ariel Capital Management,  1,839,934 shares    9.61%
                Inc.                      owned directly
               307 North Michigan Avenue
               Chicago, IL 60601

Common Stock   Mitchell Hutchins          1,584,200 shares    8.27%
                Institutional Investors   owned directly
                Inc.
               1285 Avenue of the Americas
               New York, NY 10019


      Management of the Company beneficially owned, as of January 31, 1995, shares of the Company's Common Stock as follows:

                                    Amount and Nature             Percent
Title of       Name of              of beneficial                 of
Class          beneficial owner     ownership (1)(2)              Class(3)
Common Stock   John F. Cauley, Jr.  4,950 shares owned directly      --
                                    and 0 shares owned indirectly

Common Stock   Janet M. Clarke      725 shares owned directly        --
                                    and 0 shares owned indirectly

Common Stock   Alejandro Diaz       231,093 shares owned directly    1.22%
                                    and 4,075 shares owned
                                    indirectly (4)

Common Stock   Charles W. Elliott   1,000 shares owned directly      --
                                    and 0 shares owned indirectly

Common Stock   Judith R. Haberkorn  1,225 shares owned directly and  --
                                    0 shares owned indirectly

Common Stock   Thomas R. Horton     3,950 shares owned directly      --
                                    and 0 shares owned indirectly

Common Stock   Allan G. Keirstead   151,094 shares owned directly    --
                                    and 1,149 shares owned
                                    indirectly

                                    -3-

Common Stock   Homer G. Perkins     21,420 shares owned directly     --
                                    and 94,000 shares owned
                                    indirectly (5)

Common Stock   G. William Seawright 57,175 shares owned directly     --
                                    and 14 shares owned indirectly

Common Stock   H. L. Tower          109,034 shares owned directly    --
                                    and 0 shares owned indirectly

Common Stock   Anne-Lee Verville    2,350 shares owned directly and  --
                                    0 shares owned indirectly

Common Stock   Eugene Freedman      150,984 shares owned directly    --
                                    and 40,406 shares owned
                                    indirectly (6)

Common Stock   James P. Smith, Jr.  93,023 shares owned directly
                                    and 45 shares owned indirectly   --

Common Stock   All Directors and    967,906 shares owned directly    5.63%
               Executive Officers   and 148,386 shares owned
               as a Group           indirectly
               (18 persons)
___________________________________________________________________________

      (1)Unless otherwise noted, the nature of beneficial ownership is sole voting and/or investment power. Fractional amounts have been rounded to the nearest whole share of Common Stock.

      (2)Includes shares over which the Directors, the named Executive Officers, and All Directors and Executive Officers as a Group are deemed to hold sole voting and/or investment power by reason of options granted to them under the Company's 1984 and 1991 Stock Option Plans and Special Interim Chief Executive Officer Stock Option Plan which are exercisable on January 31, 1995, or within 60 days thereafter, including as follows: Mr. Cauley (3,750 shares), Ms. Clarke (375 shares), Messrs. Diaz (146,950 shares), Elliott (0 shares), Ms. Haberkorn (1,125 shares), Messrs. Horton (3,750 shares), Keirstead (104,100 shares), Perkins (3,750 shares), Seawright (56,875 shares), and Tower (31,125 shares), Ms. Verville (2,250 shares), Messrs. Freedman (119,250 shares), and Smith (92,023 shares).

      (3)Unless otherwise noted, percent of class of each Director and named Executive Officer is less than 1%.

      (4)Includes 3,000 shares of Common Stock owned by a minor child of Mr. Diaz.

      (5)Includes 80,000 shares of Common Stock owned by The Frank Stanley Beveridge Foundation, Inc., of which Mr. Perkins is a Director, and 14,000 shares held by the residuary trust established under the Will of Frank Stanley Beveridge. Mr. Perkins shares voting and investment power over these shares and disclaims any beneficial interest in all such shares.

      (6)Includes 35,000 shares of Common Stock owned by the Eugene Freedman Family Limited Partnership, of which Mr. Freedman is the General Partner, and 5,000 shares owned by the Eugene Freedman Family Foundation, of which Mr. Freedman is an officer and a director. Mr. Freedman shares voting and investment power over these shares and disclaims any beneficial

                                    -4-

interest in all such shares except to the extent of his beneficial interest in the Limited Partnership and the Foundation.


                           ELECTION OF DIRECTORS

      Effective as of the Annual Meeting, the Board of Directors of the Company (the "Board") consists of ten members who are constituted into three separate classes serving three years each with one class being elected each year. The term of office of the four incumbent Class III Directors, Messrs. John F. Cauley, Jr., Homer G. Perkins, G. William Seawright, and Ms. Anne-Lee Verville, expires at the Annual Meeting. The Board proposes their election for a three-year term expiring at the annual meeting of Stockholders in April 1998. The election of the four nominees named above requires the affirmative vote of the holders of a majority of the Common Stock present in person or represented by Proxy at the Annual Meeting at which there is a quorum. Abstentions will be treated as votes cast and will have the effect of votes against in the voting count for the election of Directors. Shares of Common Stock that are represented by a broker and not voted with respect to a particular matter are not treated as being present at the Annual Meeting and will have no effect on the voting count.

      The Board has adopted several policies concerning resignation and retirement of Directors from the Board, one providing for review by the Board of a Director's continued membership following a change in principal employment, and another providing for retirement at age 72, excluding Mr. Perkins who is not subject to this policy. On March 2, 1995, Ms. Alla O'Brien retired from the Board in accordance with this policy. In addition, on January 16, 1995, Mr. Diaz resigned from the Board. Mr. Elliott has been elected by the Board as a Class II Director to fill one of the vacancies created by the resignations of Mr. Diaz and Ms. O'Brien. The Board chose to decrease the number of Directors from eleven to ten effective as of the Annual Meeting.

      It is intended that Proxies of Stockholders containing no designation to the contrary will be voted for the election of the four nominees named above.

      If for any reason any nominee is not available to serve when the election occurs, the persons named in the Proxies will vote the Proxies in accordance with their best judgment. The Board has no reason to believe that any nominee will not be available.

             INFORMATION AS TO BOARD OF DIRECTORS AND NOMINEES
                                                                Expiration
                                                                of Present
                                                                   or
                           Business Experience and              Proposed
Name (Age)                   Other Directorships                  Term
NOMINEES

CLASS III

John F. Cauley, Jr. (62)   Retired as President of                 1998
Director since 1987        Friendly Ice Cream Corporation,
                           a subsidiary of Tennessee

                                    -5-

                           Restaurant Company, Memphis,
                           TN in 1989.

Homer G. Perkins (78)      Retired as Chairman of the              1998
Director since 1954        Board of the Company in
                           1982.  Also, Director of The
                           Frank Stanley Beveridge
                           Foundation, Inc.

G. William Seawright (53)  President and Chief Executive           1998
Director since 1990        Officer of the Company since
                           November 1993.  Formerly President
                           and Chief Executive Officer
                           of The Paddington
                           Corporation, an importer
                           of wines and spirits,
                           Fort Lee, NJ since 1990, after
                           having previously served as
                           President of Heublein Inter-
                           national and Senior Vice President
                           of Heublein, Inc. since 1986.

Anne-Lee Verville (49)     General Manager - IBM Education         1998
Director since 1991        Businesses of International
                           Business Machines Corporation
                           ("IBM"), White Plains, NY since 1994.
                           Formerly President-General Sector
                           Division of IBM since 1991 and
                           Assistant General Manager,
                           Financial Planning for IBM in
                           1990 after serving as Assistant
                           General Manager, Finance and
                           Planning of IBM US Marketing
                           and Services since 1988.

INCUMBENT DIRECTORS

CLASS I

Judith R. Haberkorn (48)   Vice President, Individual              1996
Director since 1993        Communication Services, NYNEX
                           Corporation, New York, NY since
                           1995.  Formerly Vice President -
                           Consumer Markets, NYNEX Corporation,
                           New York, NY since 1994; Vice
                           President-Sales and Marketing, New
                           York Telephone Co. since 1992; and Vice
                           President - Materials Management,
                           Telesector Resources Group, Inc., a
                           NYNEX company, New York, NY in 1990
                           after serving as General Manager Access
                           Markets, New England Telephone Company,
                           a NYNEX company, Boston, MA since 1988.

Thomas R. Horton (68)      Retired as Chairman and Chief Execu-    1996
Director since 1991        tive Officer of American Management
                           Association, New York, NY in 1992 and
                           1991, respectively, after serving
                           since 1989 and 1982, respectively.

                                    -6-

H. L. Tower (62)           Chairman of the Board since             1996
Director since 1978        1982 and Chief Executive Officer
                           from 1978 to 1990; retired as an
                           associate from the Company
                           in 1992; served briefly in 1993 as
                           interim President and Chief Executive
                           Officer.  Also, Director of Tambrands,
                           Inc., White Plains, NY.

CLASS II

Janet M. Clarke (42)       Senior Vice President, Digital          1997
Director since 1994        Division - Information Services Group,
                           R.R. Donnelley & Sons Company
                           ("Donnelley"), New York, NY since
                           1994.  Formerly Senior Vice President,
                           Manufacturing - Financial Printing
                           Services Group since 1992; and Senior
                           Vice President and Vice President -
                           Documentation Services Group of
                           Donnelley since 1990 and 1988,
                           respectively.  Also, Director of Cox
                           Communications, Inc., Atlanta, GA.

Charles W. Elliott (63)    Executive Vice President -              1997
Director since 1995        Administration, Chief Financial
                           Officer, Kellogg Company, Battle
                           Creek, MI since 1987 and 1988,
                           respectively.  Also, Director of
                           Kellogg Company, Battle Creek, MI,
                           EMPHESYS Financial Group, Inc.,
                           Green Bay, WI, and Ambassador Funds,
                           Detroit, MI.

Allan G. Keirstead (50)    Executive Vice President                1997
Director since 1985        and Chief Administrative and
                           Financial Officer of the Company
                           since 1988.


                  REMUNERATION OF NON-EMPLOYEE DIRECTORS

      The Board establishes the compensation paid to each Director, who is not also an employee of the Company, for all services in such capacity. The current schedule of such amounts is as follows:

(1) For service as a member of the Board, a retainer of $15,000 per annum, plus $1,200 for attendance at each meeting of the Board;

(2) For service as Chairman of the Board, an additional retainer of $50,000 per annum;

(3) For service as a Board Committee member, an attendance fee of $800 for each Committee meeting and meeting held in connection with the selection of potential nominees for positions on the Board; and

(4) For service as Chairman of a Committee of the Board, an additional attendance fee of $200 per Committee or other meeting referred to above.

      Payment of these amounts may be partially or fully deferred by the Director at interest (at the Company's cost of borrowing) until a later year, retirement from the Board, or in the event of a change in control of the Company in which case the Director will also be reimbursed for any excise or other taxes incurred as a result of such payment.

      The Board has also adopted a Non-employee Director Stock Plan, subject to the Stockholders' approval, under which an annual grant of 200 shares of the Common Stock would be made as of the day following each of the next five annual meetings of Stockholders beginning in 1995 to each then serving non-employee Director. The terms of the proposed Non-employee Director Stock Plan are more fully described elsewhere in this Proxy Statement.

      In addition, for the five-year period ending in 1995, as of the day following the annual meeting of Stockholders each then serving non-employee Director receives a grant of 1,500 non-qualified options to purchase shares of the Common Stock at an exercise price equal to the fair market value of the Common Stock on the grant date. The options vest in 25% increments on February 1 in each of the four succeeding years after the grant and expire on the tenth anniversary of the grant.

      Upon retirement of a non-employee Director at any time after age 60 with 5 years of service on the Board, he or she will become an "Advisory Director" who may be called upon for advice by the Chief Executive Officer of the Company as the occasion arises. For such services, an Advisory Director shall receive, in addition to current attendance fees for his or her requested participation at meetings, the annual retainer at the rate in effect at the time of his or her retirement for a period of years equal to the Director's years of service but not in excess of 10 years or until his or her earlier death. In the event of a change in control of the Company, each Advisory Director and each Director then eligible to retire and become an Advisory Director will receive the balance of the retainer payments due for his or her term, or remainder thereof, as an Advisory Director, plus reimbursement for any excise or other taxes incurred as a result of such payment.

      Directors receive reimbursement from the Company for expenses incurred in connection with service in that capacity. Directors who are also employees of the Company receive no additional compensation for their services as Directors.

         ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

Committees

      The Audit Committee comprised now of Mr. Cauley (Chairman), Ms. Clarke, Mr. Elliott, Ms. Haberkorn, Messrs. Horton, Perkins, and Tower, and Ms. Verville held three meetings during 1994. Ms. O'Brien formerly served on this Committee until March 2, 1995. This Committee, which consists entirely of non-employee Directors, provides oversight of the Company's audit, accounting, reporting, and control practices and provides a non-management link between the Board and the director of the Company's internal auditing department. This Committee reviews the activities of the internal auditing department and the Company's independent accountants. It also reviews the adequacy of the Company's accounting, financial, and operating controls and reports to the full Board as necessary.

      The Compensation and Stock Option Committee comprised now of Ms. Verville (Chairman), Messrs. Cauley, Elliott, and Perkins held five meetings during 1994. Ms. O'Brien formerly served on this Committee until March 2, 1995. This Committee, which consists entirely of non-employee Directors, determines compensation policy for the Company, approves or recommends to the Board compensation of the Directors and officers of the Company, reviews and acts on recommendations from the Chief Executive Officer which concern awarding of stock options and administering the stock option plans of the Company, and, if the Stockholders approve, will administer the Non-employee Director Stock Plan to be voted upon at the Annual Meeting.

      The Organization Committee comprised now of Mr. Horton (Chairman), Ms. Clarke, Ms. Haberkorn, and Mr. Tower held six meetings during 1994.
Mr. Perkins formerly served on this Committee until April 28, 1994. Ms. O'Brien formerly served on this Committee until March 2, 1995. This Committee, which consists entirely of non-employee Directors, provides the Board with Director and corporate officer recommendations, including the Chief Executive Officer of the Company, proposes to the Board each year a slate of Directors for recommendation and submission to the Stockholders at the Company's next annual meeting of Stockholders, and deals with all aspects of the Director selection process, reviewing prospective Director candidates in the light of anticipated resignations and retirements and the appropriate composition of the Board.

      In accordance with the Company's Restated Articles of Organization, as amended, the Organization Committee will consider a nominee for election to the Board recommended by a Stockholder if the Stockholder gives notice in writing to the Secretary of the Company, at least 45 days in advance of the anniversary of the date of the previous annual meeting of Stockholders, which notice includes:

      (a) The name and address of the Stockholder who intends to make the nomination and the name and address of the person or persons to be nominated;

      (b) A representation that the Stockholder is a holder of record of the Company and intends to appear in person or by proxy at the Company's next annual meeting of Stockholders to nominate the person or persons specified in the notice;

      (c) A description of all arrangements or understandings between the Stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Stockholder;

      (d) Such other information regarding each nominee proposed by such Stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and

      (e) The consent of each nominee to serve as a Director if so elected.

      In addition to the Committee meetings referred to above, the full Board held seven regular meetings and two special meetings during 1994.

                          EXECUTIVE COMPENSATION

      The following table sets forth, for the fiscal years ended December 31, 1994, 1993, and 1992, the cash compensation paid by the Company and its subsidiaries, as well as all other plan and non-plan compensation awarded to, earned by, or paid to the Chief Executive Officer, and the four most highly compensated Executive Officers of the Company, other than the Chief Executive Officer, who were serving at the end of 1994 (all five persons collectively, the "Named Executive Officers") for all services rendered in all capacities to the Company and its subsidiaries:

                        SUMMARY COMPENSATION TABLE
                                                    Long Term
                                                    Compen-
                                 Annual             sation
                              Compensation (7)      Awards (8)

                                                    Securities
Name                                                Under-
and                                                 lying      All Other
Principal                                           Options    Compensa-
Position             Year   Salary($)   Bonus($)    (#)        tion($)(9)
G. W. Seawright,     1994   $500,000    $  387,982  114,000    $11,977
President and        1993     72,318       117,123  101,500     31,228
Chief Executive      1992          0             0    1,500     29,400
Officer

A. Diaz,             1994    400,000        53,000   38,000      8,084
Executive Vice       1993    400,000         5,000   37,000      8,942
President, (Chief    1992    393,750        95,000   31,000      8,012
Executive Officer
of Stanhome World-
wide Direct Selling
Group)

E. Freedman,         1994    475,000     3,472,050   43,000     30,626
Executive Vice       1993    475,000     2,615,650   20,000     30,626
President            1992    440,000     2,413,509   21,600     30,602
(President of
Enesco Corpora-
tion and Chief
Executive Officer of
Enesco Worldwide
Giftware Group)

A. G. Keirstead,     1994    331,000       161,695   42,000      6,991
Executive Vice       1993    325,750        57,221   20,000      7,766
President and Chief  1992    303,750        71,550   21,600      6,759
Administrative and
Financial Officer

J. P. Smith, Jr.,    1994    317,500       218,218   42,000      5,984
Executive Vice       1993    283,333       320,900   14,000      9,481
President            1992    265,167       181,828   12,000      8,884
(President of The
Hamilton Collection,
Inc. and Chief
Executive Officer
of Hamilton
Worldwide Direct
Response Group)
______________________________________________________________________

      (7)Annual compensation includes bonus compensation for the year,
                                   -10-

whether paid in that year or in the succeeding year, under agreements with Messrs. Seawright, Diaz, Freedman, and Smith and pursuant to the Company's Management Incentive Plan with respect to Mr. Keirstead, and, except for Mr. Freedman, also includes salary compensation deferred through the Company's Investment Savings Plan and Supplemental Investment Savings Plan or, for Mr. Smith, the Hamilton Group Investment Savings Plan and Supplemental Investment Savings Plan.

      (8)All long term compensation awards to the Named Executive Officers during the three-year period were made in the form of non-qualified stock options granted under the Company's 1991 Stock Option Plan. No stock appreciation rights ("SARs") were awarded either singly or in tandem with the granted options.

      (9)All other compensation in 1994 consisted of the following items for: G. W. Seawright, $434 matching contribution under the Company's 401(k) Investment Savings Plan, $500 contribution under the Company's Payroll-Based Stock Ownership Plan ("PAYSOP Contribution"), and $11,043 insurance premiums paid by the Company with respect to term life insurance for his benefit ("Insurance Premiums"); A. Diaz, $1,500 matching contribution under the Company's 401(k) Investment Savings Plan, $500 PAYSOP Contribution, and $6,084 Insurance Premiums; E. Freedman, $22,500 contribution under the Enesco Profit Sharing Plan and $7,500 contribution under the Enesco Supplemental Profit Sharing Plan, $500 PAYSOP Contribution, and $126 Insurance Premiums; Allan G. Keirstead, $1,500 matching contribution under the Company's 401(k) Investment Savings Plan, $500 PAYSOP Contribution, and $4,991 Insurance Premiums; and J. P. Smith, Jr., $4,620 matching contribution under the Hamilton Group Investment Savings Plan, $500 PAYSOP Contribution, and $864 Insurance Premiums.

      The following table contains information concerning individual grants of stock options made by the Company to each of the Named Executive Officers during the last fiscal year:

                     OPTION GRANTS IN LAST FISCAL YEAR
                                                               Grant Date
                               Individual Grants (10)             Value
                 Number
                 of Sec-  % of
                 urities  Total
                 Under-   Options                                 Grant
                 lying    Granted to  Exercise                    Date
                 Options  Employees   or Base                     Present
                 Granted  in Fiscal   Price     Expiration        Value
Name             (#)(11)  Year        ($/Sh)    Date              $(12)
___________________________________________________________________________
G. W. Seawright  114,000   15.6%      $35.50    March 1, 2004   $1,124,040

A. Diaz           38,000    5.2%       35.50    March 1, 2004      374,680

E. Freedman       43,000    5.9%       35.50    March 1, 2004      423,980

A. G. Keirstead   42,000    5.7%       35.50    March 1, 2004      414,120

                                   -11-

J. P. Smith, Jr.  42,000    5.7%       35.50    March 1, 2004      414,120
___________________________________________________________________________

      (10)The individual grants described herein were all made in the form of non-qualified stock options under the Company's 1991 Stock Option Plan. No SARs were granted by the Company during 1994.

      (11)All Options granted have a ten-year term and become exercisable in 25% annual increments on the next four consecutive anniversaries of their date of grant.

      (12)The Company used the Black-Scholes option pricing model to determine the present value of the options granted as of their respective date of grant. The assumptions used relating to the expected volatility, risk-free rate of return, dividend yield and time of exercise were as follows: (i) volatility was calculated based on the daily change in the Company's stock price during the 250 trading days preceding the option grant date; (ii) risk-free rate of return was the yield as of the option grant date on U.S. Treasury bonds maturing in ten years; (iii) dividend yield was computed based on the then most recent four quarterly dividends paid on Company stock divided by the Company's stock price as of the option grant date; and (iv) time of exercise was the full term of the option granted. There were no adjustments made in the option pricing model for non-transferability or risk of forfeiture of the options granted.

      The following table sets forth information concerning the exercise of stock options by each of the Named Executive Officers during the last fiscal year and the value of unexercised stock options held by each of them as of the end of the fiscal year:

 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES
                                       Number of
                                       Securities       Value of
                                       Underlying       Unexercised
                                       Unexercised      In-the-Money
                                       Options at       Options at
                Shares                 FY-End (#)       FY-End ($)
                Acquired
                on           Value     Exercisable/     Exercisable/
Name            Exercise     Realized  Unexercisable    Unexercisable
                (#)          ($)
___________________________________________________________________________
G. W. Seawright       0      $    0     27,250/191,250   $ 76,594/$229,781

A. Diaz               0           0    120,450/ 81,250    436,900/       0

E. Freedman           0           0     98,100/ 68,800    528,350/       0

A. G. Keirstead       0           0     83,200/ 67,800    307,300/       0

J. P. Smith, Jr.  1,077       9,962     75,023/ 58,500    171,794/       0
___________________________________________________________________________

      Pension Plan. The Company maintains a Pension Plan and a supplemental retirement plan to which it makes contributions in amounts determined annually by independent actuaries. Except for Messrs. Freedman and Smith, all of the Named Executive Officers are eligible to participate in both the Pension Plan and also the supplemental retirement plan and to receive reduced annual benefits prior to fully vesting therein in the event of death or involuntary termination without cause. Pension Plan benefit payments are subject to a maximum allowed under Section 415 of the Internal Revenue Code of $120,000 in 1995. For purposes of the Pension Plan, 1995 compensation in excess of $150,000 is excluded. The following table has been prepared without regard to these limitations, however, and it includes amounts attributable to the supplemental retirement plan in which Messrs. Seawright, Diaz, and Keirstead participate as Executive Officers who are also Directors:

                          PENSION PLAN TABLE (13)
Remuneration                           Years of Service
_________________________________________________________________________________

Final
Average
Compen-
sation         5        10       15       20       25       30       35       40
_________________________________________________________________________________

$  350,000  $175,000 $175,000 $175,000 $175,000 $175,000 $175,000 $175,000 $175,000
   400,000   200,000  200,000  200,000  200,000  200,000  200,000  200,000 200,000
   450,000   225,000  225,000  225,000  225,000  225,000  225,000  225,000 225,000
   500,000   250,000  250,000  250,000  250,000  250,000  250,000  250,000 250,000
   550,000   275,000  275,000  275,000  275,000  275,000  275,000  275,000 275,000
   600,000   300,000  300,000  300,000  300,000  300,000  300,000  300,000 300,000
   650,000   325,000  325,000  325,000  325,000  325,000  325,000  325,000 325,000
   700,000   350,000  350,000  350,000  350,000  350,000  350,000  350,000 350,000
   750,000   375,000  375,000  375,000  375,000  375,000  375,000  375,000 375,000
   800,000   400,000  400,000  400,000  400,000  400,000  400,000  400,000 400,000
   850,000   425,000  425,000  425,000  425,000  425,000  425,000  425,000 425,000
   900,000   450,000  450,000  450,000  450,000  450,000  450,000  450,000 450,000
   950,000   475,000  475,000  475,000  475,000  475,000  475,000  475,000 475,000
 1,000,000   500,000  500,000  500,000  500,000  500,000  500,000  500,000 500,000
___________________________________________________________________________________

      (13)The information contained in this Pension Plan Table pertains to the cumulative Pension Plan and supplemental retirement plan estimated annual benefits payable to qualified participants.


      For purposes of the Pension Plan and the supplemental retirement plan, "compensation" includes total wage, salary, bonus, Company automobile benefit, and commission payments and any amount which is contributed by the employer pursuant to a salary reduction agreement and which is not includible in gross income under the Internal Revenue Code, but it does not include other payments to benefit plans or reimbursement for business expenses. For each of the participating Named Executive Officers, substantially all of the items of compensation covered by the

Pension Plan and the supplemental retirement plan are also included in the Summary Compensation Table columns entitled "Salary ($)" and "Bonus ($)". The pension benefit is based on the employee's "Final Average Compensation" which means the highest average of annual compensation paid during any five consecutive calendar years during the employee's last ten years of employment. The number of credited years of service is currently as follows for each of the Named Executive Officers (except for Mr. Diaz who resigned his employment effective March 5, 1995 with 23 years of service, Mr. Freedman who instead participates in the Enesco Profit Sharing Plan and Supplemental Profit Sharing Plan, and Mr. Smith who instead participates in the Hamilton Group Investment Savings Plan and Supplemental Investment Savings Plan): Mr. Seawright, 1; and Mr. Keirstead, 25. Both Messrs. Diaz and Keirstead are fully vested in the Pension Plan and Mr. Keirstead will become fully vested in the supplemental retirement plan upon reaching age
55. Mr. Seawright will become fully vested in the supplemental retirement plan upon reaching age 57 and in the Pension Plan on November 9, 1998.

      The Pension Plan's portion of the estimated annual benefits shown above is based upon an assumed normal retirement in 1995 at age 65, is payable on a straight-life annuity basis to participants under the Pension Plan in specified compensation and years of service classifications, and is equal to 1 1/2% of the participant's Final Average Compensation multiplied by his years of service up to 33 1/3 years, plus 1/2% for each Year of Service beyond that. These benefits are reduced by a percentage of the retired employee's primary Social Security benefit (not to exceed 50% of that benefit) and also are offset by any benefits from Company contributions under the Company's Profit Sharing Plan, to which Company contributions were discontinued when the Pension Plan came into existence on January 1, 1980. The retirement benefit is reduced in the event of early retirement prior to age 62. The Pension Plan also provides for a surviving spouse's benefit in the event of the death of a vested participant. Upon his resignation effective March 5, 1995, Mr. Diaz became entitled to receive annual benefits under the Pension Plan upon reaching age 55 in the amount of $44,079.

      The supplemental retirement plan's portion of the estimated annual benefits shown above is computed based upon an assumed normal retirement in 1995 at age 65 and is equal to 50% of the participant's average of annual compensation during the five highest compensated years out of the last ten years of his employment prior to retirement, less the following: (i) benefits from Company contributions under the Pension Plan; (ii) benefits from Company contributions under the Company's Profit Sharing Plan, to which Company contributions were discontinued when the Pension Plan came into existence on January 1, 1980; and (iii) 50% of the retired employee's Social Security benefits. The retirement benefit is reduced in the event of early retirement, as specified under the supplemental retirement plan, prior to age 62. The supplemental retirement plan also includes disability and surviving spouse's benefits as stipulated in agreements with each of Messrs. Seawright, Diaz, and Keirstead. These agreements provide for a monthly retirement benefit in an amount subject to the individual taking a normal or early retirement from the Company. An early retirement for any reason other than a discharge for cause shall subject the monthly retirement benefit to a stipulated percentage reduction. Upon his resignation effective March

5, 1995, Mr. Diaz became entitled to receive annual benefits under the supplemental retirement plan upon reaching age 55 in the amount of $127,158 plus an additional annual Social Security supplement until he reaches age 66 in the amount of $14,028, both of which are payable as 50% joint and survivor annuities.

      Employment Contracts and Termination of Employment and Change in Control Arrangements. Mr. Seawright, President and Chief Executive Officer of the Company, received his annual base salary of $500,000 in 1994 and was eligible for a bonus of up to 65% of his annual base salary under the Company's Management Incentive Plan ("MIP") program pursuant to an employment agreement which will expire in 1998. Among standard executive officer fringe benefits, he is eligible to receive special medical insurance coverage including his spouse, and has a spousal death benefit. The Company has also entered into a retirement agreement with Mr. Seawright which is more fully described elsewhere in this Proxy Statement.

      Mr. Diaz, Executive Vice President of the Company, received an annual base salary of $400,000 in 1994 and was eligible for a bonus of up to 60% of his annual base salary under the Company's MIP program pursuant to an employment agreement which expires in 1998. Mr. Diaz resigned under this agreement effective March 5, 1995. The Company previously entered into a supplemental retirement agreement with Mr. Diaz which is more fully described elsewhere in this Proxy Statement.

      Mr. Freedman, Executive Vice President of the Company and President and Chief Executive Officer of Enesco Corporation, received an annual base salary of $475,000 in 1994 and was entitled to a bonus in an amount equal to the excess of five percent of Enesco's pre-tax net income over the paid annual base salary pursuant to an employment agreement, as amended, which will expire in 1997. His agreement also includes a severance benefit, payable in a lump sum cash payment within five business days of termination, equal to approximately three times his annual base amount as defined in Section 280G of the Internal Revenue Code if his employment terminates within two years following a change in control of the Company for any reason other than death, disability, retirement, or cause, or his voluntary termination without good reason.

      The Company has entered into both a supplemental retirement agreement and a severance agreement with Mr. Keirstead, Executive Vice President of the Company, each of which is more fully described elsewhere in this Proxy Statement.

      Mr. Smith, Executive Vice President of the Company and President and Chief Executive Officer of The Hamilton Collection, Inc., received an annual base salary of $320,000 in 1994 and was entitled to a bonus in an amount equal to two and one-half percent of Hamilton's pre-tax net income pursuant to an employment agreement, as amended, which will expire in 1996. His agreement also includes a severance benefit, payable in a lump sum cash payment within five business days of termination, equal to approximately three times his annual base amount as defined in Section 280G of the Internal Revenue Code if his employment terminates within two years following a change in control of the Company for any reason other than death, disability, retirement, or cause, or his voluntary termination without good reason.

      The Company has separate change in control agreements with Messrs. Seawright and Keirstead under which each of these individuals is entitled to a severance benefit, payable on or before termination for any reason (other than death, disability, retirement, termination for substantial cause, or voluntary termination without good reason) occurring within two years following a change in control of the Company, equal to three times the annual base salary rate plus bonus under the MIP program and to certain fringe benefits for a three-year term; in addition, the individuals will be reimbursed for any excise or other taxes incurred as a result of such payment. The type of events constituting a change in control include those that require reporting under Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, and certain other events specified in the change in control agreements.
Amounts received under this agreement with Mr. Seawright, excluding payments for taxes, offset any payments to be made as a result of his termination of employment under his employment agreement. Terminations in non-change in control situations are governed by the provisions of their employment agreements for each of Messrs. Seawright, Diaz, Freedman, and Smith and by the Company's general employee severance policy as confirmed by the severance agreement with Mr. Keirstead under which he is entitled to a severance benefit, payable in a lump sum or over a period of time following termination for any reason (other than death, disability, retirement, or termination for substantial cause), equal to his annual base salary for a period of between one or two years depending on his years of service and certain fringe benefits for up to a fifteen-month term.

        COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During 1994, the following Directors, none of whom were then officers or employees of the Company or any of its subsidiaries, served on the Board's Compensation and Stock Option Committee: Ms. Verville, Mr. Cauley, Ms. O'Brien, and Mr. Perkins. Of the Committee members, only Mr. Perkins is a former officer of the Company or any of its subsidiaries, and only Ms. Verville had any relationship requiring disclosure in that the Company and its subsidiaries purchased computers and related products from and had various maintenance and service contracts with International Business Machines Corporation ("IBM"). Ms. Verville, a Director of the Company, is the General Manager - IBM Education Businesses. During 1994, IBM had worldwide sales and service payments from the Company and its subsidiaries of $658,554.

 COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Company's executive compensation program is administered by the Compensation and Stock Option Committee of the Board of Directors. The Committee is comprised of non-employee Directors who approve or recommend to the Board salary and bonus amounts and other annual compensation and long term compensation awards for the Executive Officers of the Company.

      The Company's executive compensation program during 1994 had three components which included base salary and fringe benefits, incentive bonus opportunity, and option awards to purchase Company stock. The Committee's compensation policies regarding these components are designed to provide a compensation package which is targeted at the third quartile level of total compensation for similarly situated executive officers in a comparator group of other U.S. companies of comparable size and geographic diversity. The comparator group used in establishing the Company's compensation levels is composed of companies that participate in two well established and nationally recognized annual executive compensation surveys. They are the "Towers Perrin Executive Compensation Survey" and the "Management Compensation Services Project 777 Executive Compensation Study". These surveys include some of the companies included in the S&P 400 Midcap Consumer Products Index shown in the Performance Graph. The Committee believes that evaluating data from the broad group of companies and industries represented in these two surveys is important in establishing the true market for executive talent. To compete effectively in this market, the Company must be aware of compensation levels in various industries and companies of all sizes and does not limit its analysis to the S&P 400 Midcap Consumer Products Index.

      Base salaries and fringe benefits are set at the annual base salary and fringe benefit amounts of comparable executive officers. Pay for performance bonuses are determined under the Company's Management Incentive Plan ("MIP") program which provides for annual incentive opportunities amounting to a specified percentage of up to 65% of the Executive Officers' annual base salaries and which is based on pre-selected personal performance criteria and certain specified Company profitability and performance goals. Options to purchase Company stock are granted in amounts that are competitive with long term incentive award practices of comparable U.S. companies, considering the amount of options that have been previously granted to each of the Executive Officers. The options, which correlate to executive grade levels, are granted generally on an annual basis at the then market value of the Company's stock and are normally exercisable under a four-year vesting schedule for a ten-year term, thus providing a direct relationship between Executive Officers' potentially realizable long term compensation amounts and actually recognizable increases in Stockholder value. The Committee's compensation policies are intended to reinforce the Company's performance-oriented compensation practices and are not limited by potential outcomes of non-deductibility of certain compensation amounts for federal tax purposes under the provisions of Section 162(m) of the Internal Revenue Code, as amended, and the regulations promulgated thereunder.

      Compensation for each of the Company's Executive Officers in 1994 was determined by the foregoing program except for Messrs. Freedman and Smith, whose annual base salaries, fringe benefits, and bonus compensation were established in individually negotiated employment agreements that were entered into during the acquisitions of their respective companies, the terms of which are more fully described elsewhere in this Proxy Statement.

      Compensation for Mr. Seawright, President and Chief Executive Officer of the Company, in 1994 included his annual base salary in the amount of $500,000. His employment agreement provides that his annual base salary is subject to increases from time to time at the discretion of the Board of Directors. His 1994 MIP target opportunity of $325,000 was based 40% upon achieving certain specified personal performance objectives relating to strategic and financial goals and 60% upon achieving specified financial objectives of the Company, including dollar sales volume, operating income, earnings per share, and return on equity. As a result of his personal performance criteria achievements and the Company's financial results, Mr. Seawright earned an MIP bonus of $341,900. In 1994 the Committee awarded Mr. Seawright a grant of 114,000 non-qualified options to purchase Company stock. The size of the grant relative to all other 1994 option grants made by the Committee and based upon its projected value as of the grant date was determined to be within the guidelines which were developed by the Committee's executive compensation consulting firm, William M. Mercer, Incorporated. This grant becomes exercisable in 25% annual increments over the next four years and has a term of ten years from the date of grant.

      The Compensation and Stock Option Committee:

 A. L. Verville (Chairman)(14)  J. F. Cauley  C. W. Elliott  H. G. Perkins
__________________________________________________________________________
[FN]
      (14)Ms. O'Brien retired as a member of the Committee on March 2, 1995.

                             PERFORMANCE GRAPH

    COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG THE COMPANY, THE STANDARD & POOR'S ("S&P") MIDCAP 400 INDEX, AND THE S&P MIDCAP 400
                       CONSUMER PRODUCTS INDEX (15)


            12/31/89  12/31/90   12/31/91  12/31/92   12/31/93  12/31/94
STANHOME
INC.        $100.00   $133.89    $150.43   $145.33    $146.36   $140.89

S&P
MIDCAP
400         $100.00    $94.88    $142.42   $159.38    $181.62   $175.11

S&P
MIDCAP 400
CONSUMER
PRODUCTS    $100.00   $107.99    $159.39   $158.06    $150.24   $116.45
________________________________________________________________________________

      (15)This graphic presentation assumes one-time $100 investments in the Company's Common Stock and in market capital base-weighted amounts apportioned among all the companies whose equity securities constitute each of the two above named board equity market indices made as of the market close on the last trading day in 1989 and the automatic

                                   -18-

reinvestment of dividends, if any, into additional shares of the same class of equity securities constituting such investments at the frequency with which dividends were paid on such securities during the applicable fiscal years. (Sources: New York Stock Exchange Composite Tape and Standard & Poor's Compustat, a division of McGraw-Hill.)

              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company and its subsidiaries purchased financial printing services and related products from R.R. Donnelley & Sons Company
("Donnelley") whose Senior Vice President, Digital Division - Information Services Group, Ms. Clarke, is a Director of the Company. During 1994, Donnelley had worldwide sales and service payments from the Company and its subsidiaries of $124,896.

      Mr. Smith, Executive Vice President of the Company and President and Chief Executive Officer of The Hamilton Collection, Inc., has a 33% direct ownership interest in HGL Properties, Inc. which leases warehouse, office, and parking space to The Hamilton Collection, Inc. During 1994, Hamilton's payments to HGL for base rent, operating costs, and real estate taxes under the leases totaled $791,679. Under the amended lease agreements which expire on December 31, 1999, a combined annual base rental of $582,075 (plus operating costs and real estate taxes) is to be paid in periodic installments.

      In 1994 the Company paid $2,850,086 to Mr. Smith, Executive Vice President of the Company and President and Chief Executive Officer of The Hamilton Collection, Inc., as the final installment of its 1989 stock purchase of The Hamilton Group Limited, Inc., in which Mr. Smith had a direct ownership interest of 33%. The total purchase price paid by the Company for Hamilton was determined by the Board based on its valuation of the assets of Hamilton and approximates $28,797,000.

                      INDEPENDENT PUBLIC ACCOUNTANTS

      Arthur Andersen LLP has been engaged by the Company as independent public accountants since 1971. As recommended by its Audit Committee, the Board has appointed that firm as independent accountants for the Company for 1995 subject to ratification by the Stockholders. The treatment and effect of abstentions and broker non-votes will be as specified in the Election of Directors section of this Proxy Statement. It is intended that Proxies of Stockholders containing no designation to the contrary will be voted for the appointment of that firm. Representatives of Arthur Andersen LLP are expected to attend the Annual Meeting and will be available to respond to appropriate questions and to make a statement if they so desire.

  PROPOSAL TO APPROVE THE STANHOME INC. NON-EMPLOYEE DIRECTOR STOCK PLAN

      At a meeting held on December 7, 1994, the Company's Board of Directors adopted the Stanhome Inc. Non-employee Director Stock Plan (the "Stock Plan") and authorized the officers to implement it, subject to the approval of the Stockholders. The Board believes that the adoption of the Stock Plan will promote the success and enhance the

                                   -19-

value of the Company by (i) strengthening the Company's ability to attract and retain the services of experienced and knowledgeable persons as Directors of the Company, and (ii) linking the personal interest of Directors to those of the Stockholders. The Stock Plan, if approved by Stockholders, will have an effective date of December 7, 1994.

      The Compensation and Stock Option Committee will administer the Stock Plan which provides for annual grants of 200 shares of the Company's Common Stock to each Non-employee Director as part of the annual remuneration paid to the Non-employee Directors for their services to the Company. The total number of shares of Common Stock available for grants under the Stock Plan is 15,000. The following summary of the Stock Plan is qualified in its entirety by reference to the Stock Plan, the full text of which is included at the end of this Proxy Statement as Appendix A.

SUMMARY OF PLAN BENEFITS

      Commencing in 1995, on the day following the Annual Meeting of Stockholders for each of the next five years, each person serving as a Director of the Company on that date, who is not also an employee of the Company, will automatically be granted 200 shares of the Company's Common Stock. Each grant of Common Stock made under the Stock Plan may not be sold or otherwise transferred until at least six months after the date of grant. The following table shows the grants that will be made on April 28, 1995 under the Stock Plan assuming that the Stock Plan is approved by the Stockholders and that the current make up of the Board does not change:


                             NEW PLAN BENEFITS
              Stanhome Inc. Non-Employee Director Stock Plan
Name and Position                Dollar Value ($)(16) Number of Units (17)
________________________________________________________________________
G. W. Seawright,                          $0                 0
President and Chief Executive Officer

A. Diaz,                                   0                 0
Executive Vice President

E. Freedman,                               0                 0
Executive Vice President

A. G. Keirstead,                           0                 0
Executive Vice President and
Chief Administrative and Financial Officer

J. P. Smith, Jr.,                          0                 0
Executive Vice President

Executive Officers as a Group (10 total)   0                 0

                                   -20-

Directors who are not Executive Officers   44,800            1,600
(8 total)

Non-Executive Officer employees as a Group 0                 0
________________________________________________________________________

      (16)Based upon the closing price of a share of Common Stock on February 28, 1995 ($28.00). Actual dollar value will be determined by using the closing price for a share of Common Stock on the date of grant.

      (17)These individuals and Groups showing 0 as the number of shares of Common Stock granted are not participants in the Stock Plan, but they are required by Securities and Exchange Commission rules to be listed in the table.


      The Stockholders' approval of the Stock Plan requires the affirmative vote of the holders of a majority of the Common Stock present in person or represented by Proxy at the Annual Meeting at which there is a quorum. The treatment and effect of abstentions and broker non-votes will be as specified in the Election of Directors section of this Proxy Statement.
The Board believes that the Stock Plan is in the best interests of the Company and the Stockholders and recommends a vote FOR the approval of the Stock Plan.

      It is intended that Proxies of the Stockholders containing no designation to the contrary will be voted for the approval of the Stock Plan.

                       PROPOSALS OF SECURITY HOLDERS

      Pursuant to rules of the Securities and Exchange Commission, a Stockholder owning of record or being the beneficial owner of at least $1,000 in market value of the Common Stock of the Company may present a proposal to be voted on at the 1996 annual meeting of Stockholders; and, provided such proposal meets all of the requirements of the rules and is received by the Company on or before November 18, 1995, it will be included in the proxy statement and form of proxy relating to such meeting.

                              OTHER BUSINESS

      The Annual Meeting is called for the purposes set forth in the Notice. The Board does not know of any matter for action by the Stockholders at the meeting other than the matters described in the Notice. However, the enclosed Proxy confers discretionary authority with respect to matters which are not known to the Board at the date of printing hereof and which may properly come before the meeting. It is the intention of the persons named in the Proxy to vote the Proxy in accordance with their best judgment on any such matter.

      The Company files an Annual Report on Form 10-K with the Securities and Exchange Commission. Stockholders may obtain a copy of the Annual Report for the fiscal year ended December 31, 1994 without charge by writing to the Clerk of the Company at 333 Western Avenue, Westfield, Massachusetts 01085.

                                       By order of the Board of
                                       Directors,

                                       STANHOME INC.



                                       BRUCE H. WYATT
                                       Clerk
March 17, 1995

                                                      Appendix A

                               STANHOME INC.
                     NON-EMPLOYEE DIRECTOR STOCK PLAN


1.    Purpose.

      1.1 The Stanhome Inc. Non-Employee Director Stock Plan is intended to increase the proprietary interest of non-employee members of the Board of Directors of Stanhome Inc. by providing further opportunity for ownership of the Company's common stock. By means of such increased proprietary interest, the Plan is intended to enhance their incentive to contribute to the success of the Company's business.

      1.2 The Plan is intended to comply with Rule 16b-3 and shall be interpreted in a manner consistent with the requirements thereof, as now or hereafter construed, interpreted and applied by regulations, rulings and cases. In particular, the provisions of Article 4 hereof are intended to comply with the "formula plan" requirements of Rule 16b-3 and such Article shall be construed so as to comply.

2.    Definitions.

            As used in this Plan, the following words and phrases shall have the meanings indicated:

      (a)   "Board" shall mean the Board of Directors of the Company.

      (b) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

      (c) "Committee" shall mean the Compensation and Stock Option Committee of the Board.

      (d) "Company" shall mean Stanhome Inc., a corporation organized under the laws of the Commonwealth of Massachusetts, or any successor corporation.

      (e) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

      (f)   "Participant" shall mean a non-employee member of the Board.

      (g) "Plan" shall mean this Stanhome Inc. Non-Employee Director Stock Plan, as amended from time to time.

      (h) "Plan Year" shall mean the calendar year, except that the first Plan Year shall begin on the day the stockholders of the Company approve the Plan as adopted by the Board and shall end on the next December 31.

      (i) "Rule 16b-3" shall mean Rule 16b-3, as in effect from time to time, promulgated by the Securities and Exchange Commission under
Section 16 of the Exchange Act, including any successor to such Rule.

      (j) "Shares" shall mean the common stock of the Company, par value $0.125 per share.

3.    Number and Kind of Shares.

            The maximum number of Shares which shall be reserved for the grant of Shares under the Plan shall be fifteen thousand (15,000) Shares, which number shall be subject to adjustment as provided in Article 5 hereof. Such Shares may be either authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company.

4.    Grants of Shares.

      4.1 Grants. In the case of an individual who is a Participant on the day following the Annual Meeting of the stockholders of the Company during a Plan Year, he or she shall receive a grant of two hundred (200) Shares made on such day for that Plan Year. In the case of an individual who becomes a Participant at any later time during a Plan Year, he or she shall not receive a grant of Shares for that Plan Year in which he or she becomes a Participant.

      4.2 Sale Restriction. Notwithstanding any other provisions hereof, no Shares granted hereunder may be sold or otherwise transferred until at least six months after their date of grant.

5.    Effect of Certain Changes.

            In the event of any extraordinary dividend, stock dividend, recapitalization, merger, consolidation, stock split, warrant or rights issuance, or combination or exchange of such stock, or other similar transactions, the number of Shares available for grant shall be equitably adjusted by the Committee to reflect such event and preserve the value of such grants; provided, however, that any fractional Shares resulting from such adjustment shall be eliminated.

6.    No Rights to Continuance as Director.

            Nothing in the Plan or in any grant made pursuant hereto shall confer upon any Participant the right to continue to serve as a member of the Board or to be entitled to any remuneration or benefits not set forth in the Plan.

7.    Administration.

            The Plan shall be administered by the Committee which shall be composed of not less than three directors of the Company elected or to be elected as members of the Committee by the Board. None of the Committee members shall be, during service on the Committee, nor shall have been, during the one year prior to service on the Committee, granted or awarded Shares or options to acquire Shares under any plan maintained by the Company or any of its affiliates, other than any grant or award of options or other equity securities of the Company pursuant to this Plan, Section 9 of the Stanhome Inc. 1991 Stock Option Plan or
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
any other plan of the Company that would not result in such Committee member failing to qualify as a 'disinterested person' under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, as in force from time to time. Members of the Committee shall be subject to any additional restrictions necessary to satisfy the requirements for disinterested administration under Rule 16b-3. The Committee shall have the authority to make such interpretations and constructions of the Plan as are necessary to administer the Plan in accordance with, and subject to, the Plan's provisions. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by unanimous written consent. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, the Participant (or any person claiming any rights under the Plan from or through any Participant) and any stockholder of the Company.

8.    Amendment and Termination of the Plan.

            The Board at any time and from time to time may suspend, terminate, modify or amend the Plan; provided, however, that an amendment which requires stockholder approval in order for the Plan to continue to comply with Rule 16b-3 or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders of the Company; and provided, further, that the provisions of
Article 4 shall not be amended more than once every six months, other than to comport with changes in the Code (or the rules thereunder) or the Employee Retirement Income Security Act of 1974, as amended (or the rules thereunder). Except as provided in Article 5 hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any grant previously made, unless the written consent of the Participant is obtained.

9.    Governing Law.

            The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the Commonwealth of Massachusetts without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

10.   Term.

      10.1 The Plan shall take effect upon its adoption by the Board, but the Plan shall be subject to the approval of the holders of a majority of the Shares present, or represented, and entitled to vote at a meeting of stockholders of the Company held in accordance with applicable law, which approval must occur within twelve months of the date the Plan is adopted by the Board. In no event shall any delivery of Shares be made to any Participant or any other person under the Plan until such time as the stockholder approval of the Plan is obtained.

      10.2 The Plan shall remain in effect until December 31, 1999, unless sooner terminated by the Board.

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
         PROXY                   STANHOME INC.                 PROXY
                        ANNUAL MEETING OF STOCKHOLDERS
                                APRIL 27, 1995

          This Proxy is solicited on behalf of the Board of Directors

      The undersigned, having read the Notice of Annual Meeting of Stockholders and Proxy Statement dated March 17, 1995, receipt of which is hereby acknowledged, does hereby appoint and constitute H.L. TOWER, G. WILLIAM SEAWRIGHT, and BRUCE H. WYATT, and each or any of them the attorneys and proxies of the undersigned, with power of substitution to each, for and in the name of the undersigned to vote and act at the Annual Meeting of Stockholders of Stanhome Inc. to be held at the principal executive offices of the Company at 333 Western Avenue, Westfield, Massachusetts, on Thursday, April 27, 1995 at 10:00 a.m. and at any postponement or adjournment thereof, with respect to all shares of Common Stock, par value $.125 per share, together with associated common stock purchase rights of said Company, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote or act, with all the powers that the undersigned would possess if personally present and acting, as follows:

             (Continued and to be signed and dated on the reverse)

THIS PROXY WILL BE VOTED AS DIRECTED BUT IN THE ABSENCE OF SUCH DIRECTION, IT WILL BE VOTED FOR ITEMS 1, 2, AND 3 BELOW.


1. To elect John F. Cauley, Jr., Homer G. Perkins, G. William Seawright and Anne-Lee Verville as Class III Directors for a three-year term. If any of such nominees should be unavailable, the proxies or any of them may vote for substitute nominee(s) at their discretion.

            FOR all              TO WITHHOLD           (INSTRUCTION:  To
            nominees listed      authority to          withhold authority to
            above (except        vote for all          vote for one or more
            as marked to         nominees listed       individual nominees,
            the contrary)        above                 write the nominee's
                                                       name in the space
                                                       provided below.)

            ______               ______

            ______               ______                ______________________

2. To ratify the appointment by the Board of Directors of Arthur Andersen LLP as independent accountants for 1995.

                                 FOR           AGAINST        ABSTAIN

                                 ______        ______         ______

                                 ______        ______         ______

3.          To approve the Non-employee Director Stock Plan.

                                 FOR           AGAINST        ABSTAIN

                                 ______        ______         ______

                                 ______        ______         ______

4. To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.



                                        __________________________



                                        ___________________________
                                        Please sign above exactly as
                                        name(s) appear(s) hereon.
                                        (When signing as attorney,
                                        executor, administrator,
                                        trustee, guardian, etc., give
                                        title as such.  If joint
                                        account, each joint owner
                                        should sign.)

                                        __________________, 1995
                                        (Please date)

                                        I plan to attend the meeting
                                                               ___
                                                               ___

PLEASE SIGN, DATE, AND RETURN THE
PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                 STANHOME INC.

                        Annual Meeting of Stockholders
                           Thursday, April 27, 1995
                                  10:00 a.m.

                            Corporate Headquarters
                                 Stanhome Inc.
                              333 Western Avenue
                        Westfield, Massachusetts 01085